Ex 10.4.7

Statement of Property acquired by Reversion
(Real Estate Transferring Deed)

------ On 30 December 2022, at Av. da Praia Grande, Nos. 575, 579 and 585, the Building of the Financial Services Bureau, the following parties have come to me HO Im Mei, the dedicated public notary of the Financial Services Bureau, to sign this statement:---------------------------------

----------------------------------- The first signatory-----------------------------------

------ “Wynn Resorts (Macau) S.A.” (Hereinafter referred to as “Party A”), with business address in Macau, at Avenida da Nave Desportiva, Palácio Wynn, COTAI, registered at Macau Commercial Registry under registration No. 14917 (SO), being now represented by the following representative:

------ CHEN XIN (7115 7451), [Intentionally Omitted], of age, with professional address in [Intentionally Omitted];

--------------------------------- The second signatory---------------------------------

------ Macau Special Administrative Region (Hereinafter referred to as “Party B”), being now represented by CHONG SENG SAM (6945 5110 1800), acting director of the Financial Services Bureau, [Intentionally Omitted], with professional address in [Intentionally Omitted];--------------------------------------------------------------------------

------ I hereby confirm the identity of the above individual as Representative of Party B and her authority to perform such acts, according to Article 5, paragraph 2 of Decree-Law No. 30/99/M, dated 2 July, published in the Government Gazette, No. 27, Group I on 5 July 1999, and the Dispatch of the Secretary of Economy and Finance No. 121/2010, published in the Official Gazette, No. 50, Group II on 15 December 2010.

---------------------------------- The third signatory-----------------------------------

------ “Palo Real Estate Company Limited” (Hereinafter referred to as “Party C”), with business address in Macau, at Rua Cidade de Sintra, NAPE, registered at Macau Commercial Registry under registration No. 27319 (SO), being now represented by CHEN XIN;------------------------

------ I hereby confirm the identity of the above individual as Representative of Party A and Party C and her authority to perform such acts, according to the certificate issued by the Macau Commercial Registry and the certified true copy of the minutes of the Company’s Board of Directors meeting, and I hereby file the relevant documents.---------------------------------------------------------------------------------

------ I hereby confirm the identity of CHEN XIN through the above identity document presented by the same, and CHONG SENG SAM by my personal knowledge.--------------------------

------ The Representative of Party A and Party C declare that:-------------

------ (1) On 24 June 2002, Party A and Party B entered into a contract of concession for the operation of casino games of chance or other forms of gaming in the Macau Special Administrative Region, which was subsequently amended on 8 September 2006 and 23 June 2022, respectively; the term of the concession was extended to 31 December 2022 in accordance with the provisions of the Chief Executive’s Order no. 103/2022 and the said contract of concession;------------------------------------------------------------------

------ (2) Under Article 5 of Law no. 7/2022 and Articles 5-A and 40 of Law No. 16/2001 on the Legal Framework for the Operation of Games of Chance, as amended by the former, and the provisions of the aforementioned contract of concession for operation of games of chance, Wynn Palace Casino shall be reverted to the Macau Special Administrative Region upon the expiration of the concession term on 31 December, 2022, along with all of its equipment and furnishings, and all other property or rights that shall be reverted to the Macau Special Administrative Region, gratuitously and without any liability or encumbrance;

------ (3) Party C is the owner of all rights derived from the lease of the real estate where Wynn Palace Casino is located.-----------------------------------------------------------------------------------
------ (4) Party A and Party B signed a contract for the operation of games of chance in the Macau Special Administrative Region on 16 December 2022.

------ The representatives of Party A, Party B and Party C declare that they have consented to the formation of this statement via notarization deed and that they hereby accept the following terms:

----------------------------------------- Article 1------------------------------------------
---------------------------------- Object of reversion-----------------------------------

------ 1. Subject to the abovementioned laws and provisions of the contract of concession for operation of games of chance, Party A and Party C shall revert the following properties to Party B upon the expiration of the concession term on 31 December 2022:-----------------------------------------

------ (1) Eighty-three point nine one thousandths (83.9/1000) of the property in which Wynn Palace Casino is located; for the purpose of the transfer registration, this real property is given a value of two billion one hundred seventy-five million nine hundred sixty-nine thousand five hundred patacas (MOP 2,175,969,500.00); the reversion of said portion corresponds to the reversion by Party C to Party B of the casino gaming and back office areas of Wynn Palace Casino, as delineated by the plan confirmed by the Gaming Inspection and Coordination Bureau through its official letter no. 1062/DICJ/038/DIR/2022, attached as part of this statement (hereinafter referred to as “Casino Area”); the said reverted property shall be subsumed under Party B’s private ownership;----------------------------------------------------------------------------------

------ The abovementioned property is located in Cotai, at Avenida da Nave Desportiva, registered at the Macau Real Estate Registry under inscription no. 23305, and at the Financial Services Bureau under the housing reference no. 40970;-----------------------------------------------------------------

------ Pursuant to the Secretary for Transport and Public Works’ Order no. 16/2012, published in the “Official Gazette of Macau Special Administrative Region” dated 2 May 2012, the abovementioned property is constructed on a government leasehold land with a term of 25 years starting from 2 May 2012, to which Party C is the tenant, namely, Party C has all rights derived from the leasehold concession of the relevant property; the leasehold land is registered in Book F, no. 33218.----------------------------

------ (2) all equipment and furnishings of the abovementioned casino as listed in the property list attached to this statement.-----------------------------------------------------------------------------

------ 2. The said reversion shall be provided gratuitously and without any liability or encumbrance.

----------------------------------------- Article 2------------------------------------------
---------------------------- The efficacy of the reversion-----------------------------

------ 1. The reversion results in transferring the ownership of eighty-three point nine / one thousandths (83.9/1000) of the property where Wynn Palace Casino is located to Party B as the result of the reversion, and nine hundred and sixteen point one /one thousandths (916.1/1000) of such property shall remain in the ownership of Party C.--------------------------------------------------------------------

------ 2. Party B hereby duly acquires the ownership of eighty-three point nine one thousandths (83.9/1000) of the property in which Wynn Palace Casino is located, and all equipment and furnishings of the casino as set forth by the property list described in the following paragraph, with no further necessity for any additional formalities, but subject to inspection of the property, which shall be performed in accordance with the law and the provisions of the relevant contract of concession for operation of games of chance.

------ 3. Both Parties A and B accept the list of property attached to this statement, and the details of the reverted property and rights contained therein are included as an integral part of this statement.

----------------------------------------- Article 3------------------------------------------
------------------------ Right to payment of compensation------------------------

------ This reversion does not entitle Party A and Party C to receive any compensation.

----------------------------------------- Article 4------------------------------------------
----------- Temporary transfer of property belonging to Party B------------

------ 1. Subject to the provisions of paragraph 1 of Article 37 of Law No. 16/2001, Party A shall pay to the Financial Services Bureau’s Treasurer, through the payment invoices issued by the Financial Services Bureau, no later than March of each year of the term of the concession for operation of casino games of chance, return fees for the casino and equipment and furnishings used in gaming business and temporarily surrendered by Party B for the enjoyment, benefit and usage of Party A, in accordance with the following provisions:

------- (1) The return fee for the first year shall be equal to the area of the casino multiplied by seven hundred fifty patacas per square meter, and the return fees for the second and third years shall be adjusted in accordance with the average price index of the previous year in the Macau Special Administrative Region, in accordance with the provision of paragraph 2 of Article 39 of Law no. 16/2001;---------

------- (2) The return fee for the fourth year shall be equal to the area of the Casino multiplied by two thousand five hundred patacas per square meter, and the return fee for the subsequent period shall be adjusted by the average price index of the previous year in the Macau Special Administrative Region, in accordance with the provision of paragraph 2 of Article 39 of Law no. 16/2001.---------------------

------- 2. The return fees of this Article shall be effective from 1 January 2023.

----------------------------------------- Article 5------------------------------------------
---------------------------- Establishing strata property-----------------------------

------ 1. The Casino area as defined in this statement serves as the object of strata property.

------ 2. Party A and Party C must cooperate with Party B in undertaking all necessary formalities to enable the abovementioned property to be conditionally subject to the strata property scheme and to establish the Casino area as one or more autonomous units.-------------------------------------

------ Party B declares to accept this transfer of real property.--------------

------ Party A declares to accept this temporary transfer of property. ----

------ I hereby inform the signatories that if the above transfer is not registered with the Real Estate Registry, it shall not be effective against third parties.------------------------------------------

------ The draft of this statement was confirmed by the Acting Director of the Financial Services Bureau on 30 December 2022.---------------------------------------------------------------------------

------ According to point (a) of paragraph 1 of Article 3 of the current Stamp Duty Regulation and point (a) of paragraph 1 of Article 23 of the Notarial Fee Scale, the stamp duty on the execution of this deed, the stamp duty on the transfer of property and the notarial fee are exempted.------------------

------ I hereby verify the registration information regarding the relevant property based on the certification documents issued by the Real Estate Registry, and verify the information regarding said property based on the certification documents issued by the Finance and Taxation Department of the Financial Services Bureau, and I hereby file the said documents.------------------------------------------------------

------ The following documents are attached as supplements to this deed as an integral part hereof and are filed in the Notary Public’s office file no. 35278:----------------------------------------

------ 1. The plan confirmed through the Gaming Inspection and Coordination Bureau’s official letter no. 1062/DICJ/038/DIR/2022;--------------------------------------------------------------

------ 2. The list of property regarding the content of the reverted property and rights.

------ The signatories declare that they have read and fully understood the content of the supplements.

------ Other documents mentioned in this deed are also filed in the abovementioned file.

------ I hereby read aloud and explain the content of this deed to each signatory in their presence.

/s/ CHEN XIN

/s/ CHONG SENG SAM

/s/ HO IM MEI

Account no. 641